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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of ARTISTdirect, Inc. and subsidiaries of our report dated May 26, 1999, with respect to the balance sheets of iMusic, Inc. as of December 31, 1997 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended, which report appears in the Prospectus of ARTISTdirect, Inc. filed with the Securities and Exchange Commission on March 29, 2000.


/s/ KPMG LLP


Los Angeles, California
February 8, 2001